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                                                                  Exhibit 10.6























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                              EMPLOYMENT AGREEMENT
                              --------------------

1.  RECITALS
    --------

         (a) This Employment Agreement ("Agreement") is between (Name) (the "Executive") and Chemi-Trol Chemical Company (the "Company") and is effective as of August 1, 1996.

         (b) The address of the Company headquarters is 2776 C.R. 69, Gibsonburg, Ohio 43441 (the "Headquarters").

         (c) The Executive is currently employed by the Company in the capacity of (Position) of the Company and the Executive is one of the key executives of the Company.

         (d) In consideration of the mutual promises contained herein and other good and valuable consideration, the Executive and the Company have entered into this Agreement.

2.  TERM OF AGREEMENT; EMPLOYMENT
    -----------------------------

         (a) The Term of this Agreement shall commence on the date hereof and continue until July 31, 1999; provided, however, that commencing on January 1, 1997 and each January 1st thereafter, the above-referenced date and the term of this Agreement shall automatically be extended for one additional year unless at least thirty (30) days prior to such January 1st date, the Company or the Executive shall have given notice that it or he does not wish to extend this Agreement. The phrase "Term of Agreement" shall refer to the period commencing on the date hereof and ending on July 31, 1999 (or any extension thereof pursuant to the preceding sentence).

         (b) The Company hereby agrees to employ Executive as the Company's President and Chief Operating Officer upon the terms and conditions herein contained, and the Executive hereby agrees to accept such employment and to perform the duties and functions customarily required of such office during the Term of Agreement. In such capacity, the Executive shall report to the Company's Headquarters and shall have such powers and responsibilities consistent with his position as the Board may assign to him. Throughout the Term of Agreement, the Executive shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company.

 3.  CHANGE IN CONTROL
     -----------------

         No benefit pursuant to Section 11 shall be payable hereunder unless a change in control of the Company ("Change in Control") shall have occurred and the Executive's employment by the Company shall have been terminated within two
(2) years thereafter. For purposes of this Agreement, a Change in Control shall be deemed to have occurred if:



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         (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

         (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale.

         (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the voting stock of the Company.

         (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this Section 3(e), each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

4.  NOTICE OF TERMINATION; DATE OF TERMINATION
    ------------------------------------------

         (a) Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

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         (b)  "Date of Termination" shall mean:

              (i) If the Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period),

              (ii)  If the Executive's employment is terminated pursuant to
                    Section 10, the date specified in the Notice of Termination, and

              (iii) If the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

5.  COMPENSATION OF EXECUTIVE
    -------------------------

         During the Term of Agreement, the Executive shall be entitled to receive for the remainder of the Term of Agreement (as extended) an annual base salary (the "Base Salary"), payable in equal weekly installments, at an annual rate at least equal to the aggregate annual base salary payable to the Executive as of the date hereof. The Base Salary may be increased (but may not be decreased) at any time and from time to time by action of the Board of Directors of the Company, any committee thereof, or any individual having authority to take such action, in accordance with the Company's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder.

         The Executive shall also receive a cash bonus from the Company for any fiscal year ending after a Change in Control in an amount not less than the greater of (i) the bonus paid to the Executive with respect to the immediately preceding fiscal year of the Company and (ii) fifteen percent (15%) of Executive's Base Salary. Said bonus shall be paid no later than January 31 of the year following the fiscal year to which it relates.

 6.  BENEFIT PLANS
     -------------

         During the Term of Agreement,

         (a) The Company agrees to continue in effect any perquisite, benefit or compensation plan, including, but not limited to, its profit-sharing plan, life insurance plan, health insurance plan and long-term disability plan in which the Executive is currently participating (collectively referred to as the "Benefit Plans"); or to maintain plans providing substantially similar benefits;

         (b) The Company agrees not to take any action that would adversely affect the Executive's participation in, or materially reduce the benefits under, any of the Benefit Plans or deprive the Executive of any material fringe benefit currently enjoyed;

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         (c) The Company agrees to provide the Executive with paid vacation days during each year during the Term of Agreement and any extensions thereof in accordance with normal vacation policy (but in no event less than four weeks), prorated for partial years;

         (d) The Company shall pay all dues charged by any business clubs or associations to which the Executive currently belongs and for which the Company reimburses the Executive as of the date of execution hereof; and

         (e) The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive for promoting the business of the Company, including travel and similar expenses, upon submission by Executive of appropriate documentation therefor.

7.  TERMINATION FOR CAUSE
    ---------------------

         (a) The Company may terminate the Executive's employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate employment hereunder only (i) if termination shall have been the result of an act or acts of dishonesty by the Executive constituting a felony and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company; or (ii) upon the wilful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under either the Regulations of the Company or the laws of the State of Ohio, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

         (b) If the Executive's employment shall be terminated for Cause, the Company shall (i) pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and
(ii) pay to the Executive the cash value of any

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life insurance policy or arrangement maintained by the Company on the life of the Executive. The Company shall have no further obligations to the Executive under this Agreement; provided, however, that if the Executive disputes the existence of Cause for his termination, the Company shall continue to pay to the Executive his base salary until the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). If the resolution of such dispute results in a determination that the Executive was terminated for Cause, the Executive shall repay to the Company all base salary paid from the Date of Termination plus interest at six percent.

 8.  TERMINATION FOR DEATH OR DISABILITY
     -----------------------------------

         (a) The Company may terminate this Agreement on account of the Executive's death, or for "Disability" if the Executive is "Disabled." For purposes of this Agreement, the Executive shall be considered Disabled only if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for a period of one year and a physician selected by him is of the opinion that (i) he is suffering from "Total Disability" as defined in the Company's profit-sharing plan, or any successor plan or program and (ii) he will qualify for Social Security Disability Payment and (iii) within thirty (30) days after written Notice of Termination is given, he shall not have returned to the full-time performance of his duties.

         (b) If the Company terminates this Agreement on account of the Executive's death or because the Executive is Disabled, the Company shall pay to the Executive (or his successors) the amounts, and provide to the Executive the benefits, specified in Sections 5 and 6 of this Agreement for the remainder of the Term of Agreement. In addition, upon termination for Disability, the Company shall pay to the Executive the amount specified in Section 7(b)(ii) hereof. Upon termination for death, the Company shall pay to the Executive's estate (or beneficiaries, if applicable) 50% of the amount of any proceeds received by the Company through any life insurance policy or arrangement maintained by the Company on the life of the Executive.

9.  TERMINATION FOLLOWING RETIREMENT
    --------------------------------

         (a) This Agreement will terminate upon the Executive's Retirement. For purposes of this Agreement, "Retirement" shall mean termination of the Executive's employment with his consent in accordance with the Company's retirement policy (including early retirement) generally applicable to its salaried employees or in accordance with any retirement arrangement established with the Executive's consent with respect to him.

         (b) In the event this Agreement terminates following the Executive's Retirement, the Company shall pay to the Executive (i) his Base Salary accrued through the Date of Termination, (ii) plus any accrued but unpaid bonuses or vacation pay, (iii) plus a pro-rata share of his bonus for the year of termination, (iv) plus any non-forfeiture benefits payable to

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the Executive under any Benefit Plan of the Company, including the amount specified in Section 7(b)(ii) hereof.

10.      TERMINATION OF EMPLOYMENT BY THE EXECUTIVE FOR GOOD REASON
         ----------------------------------------------------------

         (a) The Executive may terminate his employment for Good Reason. For purposes of this Agreement, Good Reason will exist if any one or more of the following occur:

               (i) Failure by the Company to honor any of its obligations under Sections 5, 6, or 13; or

               (ii) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4 above and, for purposes of this Agreement, no such purported termination shall be effective; or

              (iii) Failure to elect or reelect or otherwise to maintain the
                    Executive to the office or the position (or a substantially equivalent office or position) in the Company that the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Change in Control; or

               (iv) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control, without the prior written consent of the Executive, which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change; or

               (v) A determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including without limitation a change in the scope of the business or other activities for which he was responsible immediately prior to a Change in Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination; or


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               (vi) The Company shall relocate its principal executive offices, or require the Executive to have his principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control or to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change in Control without, in either case, his prior written consent.

11.  COMPENSATION UPON CERTAIN TERMINATIONS
     --------------------------------------

         (a) If the Company shall terminate the Executive's employment other than pursuant to Sections 7, 8, or 9 hereof or if the Executive shall terminate his employment for Good Reason pursuant to Section 10 hereof, then the Company shall pay to the Executive in a lump sum on the fifth business day following the Date of Termination (or, in the case of legal fees referred to in (iii) incurred after the Date of Termination, within seven days from the receipt of a bill for such services), the following amounts:

               (i) The Executive's Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

               (ii) In lieu of any further salary payments for periods
                    subsequent to the Date of Termination, an amount equal to the present value (discounted at the rate of six percent) of three times the sum of (i) Executive's total annual compensation, including current Base Salary, and (ii) the most recent annual bonus paid to Executive (or, if higher, the annual bonus paid to the Executive with respect to the last fiscal year of the Company ending prior to the Change in Control);

              (iii) All legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement); and

               (iv) The cash value of any life insurance policy or arrangement maintained by the Company on the life of the Executive.

         (b) Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the Executive's continued benefit for three (3) years after Date of Termination, all active and retired employee Benefit Plans and programs or arrangements in which he was entitled to participate immediately prior to the Date of Termination, provided that continued participation is possible under the general terms and provisions of such plans

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and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those which he is entitled to receive under such plans and programs.

         (c) Upon termination of employment for any reason other than for Cause, any Company car that the Company was providing for use of the Executive at the time Notice of Termination was given, shall be transferred to the Executive at no cost with the cost of transfer, if any, and any taxes on transfer to be borne by the Company.

         (d) Upon termination of employment for any reason other than for Cause, the Company shall allow the Executive, at Company expense, to continue to utilize the services of an accountant or attorney of his choice for assistance in enforcing this Agreement and preparation of his tax returns for the year following termination of employment.

12.      PROTECTION OF CONFIDENTIAL INFORMATION; COMPETITION
         ---------------------------------------------------

         The Executive agrees that he will keep all confidential and proprietary information of the Company or relating to its business confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." The Executive shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

         The Executive recognizes that because his work for the Company may bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 12 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Executive.

         During the term of this Agreement and for a period of one year thereafter, provided that no Change of Control has or shall have occurred, the Executive shall not engage in any activity which is competitive with the businesses carried on by the Company.

13.  SUCCESSORS, BINDING AGREEMENT
     -----------------------------

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession

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shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as would apply if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there be no such designee, to his estate.

14.  NOTICE
     ------

         Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15.  MISCELLANEOUS
     -------------

         No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by The Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

16.  VALIDITY
     --------

         The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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17.  COUNTERPARTS
     ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

18.  ARBITRATION
     -----------

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Cleveland, Ohio in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given and continue him as a participant in all compensation, benefit and insurance plans in which he was then participating, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

19.  GROSS-UP FOR FEDERAL EXCISE TAX
     -------------------------------

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
19) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor section or rule thereunder) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to the Executive a payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (b) All determinations required to be made under this Section 19, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm appointed by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has

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been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 19, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code (or any successor section or rule thereunder) at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

20.  WITHHOLDING OF TAXES
     --------------------

         The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

21.  LEGAL FEES AND EXPENSES
     -----------------------

         It is the intent of the Company that the Executive not be required to incur the legal expenses associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under, this Agreement or (ii) the enforcement of his rights under this Agreement by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company

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


and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive under this Section 21.

22.  INDEMNIFICATION
     ---------------

         The Company shall indemnify the Executive against any and all expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement, actually and reasonably incurred by him ("Expenses"), in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals ("Proceedings"), with respect to which the Executive is a party or is threatened to be made a party, by reason of the fact that the Executive is or was a director, officer or employee of the Company, unless a court of the State of Ohio with personal and subject matter jurisdiction determines that it has proven by clear and convincing evidence that the actions or failure to act upon which any such Proceedings were predicated were taken or omitted to be taken by the Executive with a deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company and, with respect to a criminal action or proceeding, the Executive had reasonable cause to believe that his conduct was unlawful. Expenses of the Executive incurred in connection with any Proceeding shall be paid by the Company in advance of final disposition of the Proceeding upon receipt by the Company of an undertaking by the Executive to repay such amounts if it shall ultimately be determined that the Executive is not entitled to indemnity by the Company under this Agreement.

                                            CHEMI-TROL CHEMICAL COMPANY

                                            BY:
                                               --------------------------------


                                            -----------------------------------
                                            Executive

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